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                                                                Exhibit: 10.55FT

                               GUARANTOR AGREEMENT
                                 BY AND BETWEEN
                VINCENT W. GOETT AND FUTECH INTERACTIVE PRODUCTS
                      RELATING TO $7 MILLION LINE OF CREDIT

12/03/1998                                                      PHOENIX, ARIZONA

This Guarantor Agreement ("Agreement") is made and entered into on the date set forth above, by and between, VINCENT W. GOETT ("GUARANTOR") and FUTECH INTERACTIVE PRODUCTS, INC. ("PROMISOR"). Collectively, "Goett" and "Futech" will be known as the "PARTIES".

The purpose of this Agreement is for the Guarantor to receive benefit from the risk of personally guaranteeing $7.0 million line of credit.

RECITALS

1. On December 3, 1998 Goett, along with another guarantor, Withycombe, entered into a Subordination, Priority and Security Agreement ("Subordination Agreement") with Futech (see Exhibit A). As part of the Subordination Agreement, Goett is guaranteeing a $7 million line of credit.

2. Goett, as it relates to the Subordination Agreement, is to receive warrants to acquire 21,000,000 shares of common stock of Futech at a price of $0.05 per share. Goett, at his sole discretion, will determine the name(s) in which these shares will be issued.

3. Futech is willing and desires to additionally provide to Goett for his guarantee as it relates to the foregoing a shareholder advance/loan of $300,000.00 ("Advance") as approved by the Shareholder Loan and Master Promissory Note for Credit Line Agreement dated January 1, 1997. This Advance will be payable no earlier than January 1, 1999 and will be made available to Goett at his discretion anytime after that date based on the availability of funds.

4. Goett is willing to receive the Advance and agrees to abide by the terms and conditions outlined in Recital 3 above.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound, the Parties hereto agree as follows:

TERMS

Goett agrees to accept the Advance and will not request any funds until after December 31, 1998 and will draw payments against the Advance based on Futech's available cash and working capital needs.

Representations of Guarantor

Guarantor represents, warrants and covenants as follows:

         1. Guarantor is familiar with the business and affairs of Promisor and realizes an investment in the shares involves a high degree of risk.
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         2. Guarantor has been advised that there will be no public market for the shares; it may not be able to readily liquidate its investment; the shares have not been registered or qualified under Federal or State laws governing the issuance of securities; and Promisor has no current intention of registering the shares or reporting under the Act or any comparable or related Federal or State law.

         3. Guarantor is an accredited investor and acknowledges that its overall commitment to investments which are not readily marketable is not disproportionate to its net worth; and its investment in the shares will not cause such overall commitment to become excessive; that Guarantor has adequate means of providing for its current needs and personal contingencies, and has no need for liquidity of this investment; that Guarantor has evaluated the risk of investing in Promisor; that Guarantor is aware of the financial risks and possible financial hazards of purchasing the shares and it has carefully considered these risks of the investment, including the possibility of a complete loss thereof.

         4. Guarantor agrees the stock is subject to a Stock Restrictions and Sale Agreement. The shares acquired under this Agreement shall be subject to that Stock Restrictions and Sale Agreement, as it may be amended from time to time.

GENERAL

This Agreement is the entire agreement between the parties upon the subject hereof and supersedes any prior or similar agreements upon the same subject.

This Agreement shall be governed by and construed in accordance with the Federal law of the United States of America and the internal laws of the State of Arizona, without reference to the principles of conflicts of law.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

"Promisor"                                   "Guarantor"



/s/ Vincent W. Goett, CEO                    /s/ Vincent W. Goett
------------------------------------         -----------------------------------
Futech Interactive Products, Inc.            Vincent W. Goett



"Futech" (in witness of)



/s/ Fred B. Gretsch                          Fred B. Gretsch, CFO
-------------------------------------        -----------------------------------
                                             (Name and Title)



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